UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

The Knot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless the context otherwise indicates, references in this report to the terms “The Knot,” “we,” “our” and “us” refer to The Knot, Inc.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.       On February 16, 2010, our Board of Directors appointed Peter Sachse as director.  The Board of Directors does not expect to name Mr. Sachse to any of its committees.

Mr. Sachse has been Chief Marketing Officer of Macy’s, Inc. (“Macy’s”) since February 2009 and served under that title from June 2003 to May 2007 and as President of Macy’s Corporate Marketing from May 2007 to February 2009.  Mr. Sachse has also been Chairman and Chief Executive Officer of the macys.com division of Macy’s since April 2006.  Mr. Sachse is an executive officer of Macy’s.

Macy’s accounted for approximately 8.6% of our consolidated net revenues during the year ended December 31, 2009.  As of December 31, 2009, Macy’s beneficially owned 10.9% of our common stock.

Mr. Sachse was appointed to our Board of Directors because Macy’s notified us that it was again exercising its right under the Macy’s Corporate Agreement (described below) to nominate one member of our Board of Directors, and selecting Mr. Sachse as its designee.

Our relationships with Macy’s are set forth below, including a description of the Macy’s Corporate Agreement, which contains the arrangement pursuant to which Mr. Sachse was appointed as a director.

As of June 1, 1999, our subsidiary WeddingChannel.com, Inc. (“WeddingChannel.com”) and Macy’s entered into a registry agreement (the “Old Registry Agreement”). The Old Registry Agreement, as amended and supplemented, provided that WeddingChannel.com was responsible for the operation and maintenance of the website from which all bridal registries for the department stores owned by Macy’s could be accessed. WeddingChannel.com received a commission from the sale of Macy’s merchandise through this website. For the years ended December 31, 2009, 2008 and 2007, WeddingChannel.com recorded registry services revenue under the Old Registry Agreement of $7.4 million, $8.2 million and $8.2 million, respectively, and recorded other service fees from Macy’s of $167,000, $127,000 and $412,000, respectively.

We also recorded revenue under other advertising agreements with Macy’s, which aggregated approximately $1.5 million, $1.0 million and $922,000 for the years ended December 31, 2009, 2008 and 2007, respectively.  (The amount for 2007 excludes revenue recorded under the Media Services Agreement discussed below.)  At December 31, 2009, we had accounts receivable from Macy’s of $444,000.

On January 11, 2010, Macy’s and WeddingChannel.com entered into an agreement to terminate the Old Registry Agreement (the “Termination Agreement”), which had been scheduled to expire in January 2011, and entered into a new registry agreement (the “New Registry Agreement”).  The initial term of the New Registry Agreement is three years from the full launch of the new Macy’s and Bloomingdale’s online registry platforms, followed by an automatic renewal term of two additional years. Under the New Registry Agreement, WeddingChannel.com will no longer host and manage the registry websites for Macy’s and Bloomingdale’s. Instead, the New Registry Agreement is similar to contracts that WeddingChannel.com has with its other retail partners, whereby we only receive a commission for purchases originating from our websites.  Macy’s will continue to be a premier partner on our universal registry engine, Gift Registry 360, under the New Registry Agreement. The Old Registry Agreement will terminate after a transition period to fully implement the operation of the new Macy’s and Bloomingdale’s online registry platforms under the New Registry Agreement, which began in February 2010. Under the Termination Agreement, Macy’s has agreed to spend $3,000,000 between February 1, 2010 and January 31, 2011 for advertising and sponsorship programs with us designed to promote the new Macy’s and Bloomingdale’s online registry platforms.  Pursuant to the Termination Agreement, Macy’s paid WeddingChannel.com $1,000,000 in February 2010 as a premium for agreeing to the early termination of the Old Registry Agreement. In addition, Macy’s is obligated under the Termination Agreement to pay WeddingChannel.com service fees if the transition period to implement the operation of each of the new Macy’s and Bloomingdale’s online registry platforms under the New Registry Agreement extends beyond agreed-upon dates.

On February 19, 2002, we entered into a Common Stock Purchase Agreement (the “May Bridal Agreement”) with May Bridal, an affiliate of May Department Stores Company (“May Company”), pursuant to which we sold 3,575,747 shares of our common stock to May Bridal for $5,000,000 in cash. The May Bridal Agreement provided that if we proposed to sell, transfer or otherwise issue any common or preferred stock or other interest convertible into common stock (“equity interests”) to any third party (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to stock incentive plans approved by our Board of Directors or stockholders) and which transaction would dilute May Bridal’s interest in the common stock or voting power of The Knot before such transaction by more than one percentage point, then we would offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the common stock and voting power of The Knot. If we proposed to acquire any equity interest from a third party, which transaction would result in May Bridal’s interest in the common stock or voting power of The Knot exceeding 20%, then we would offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the common stock or voting power of The Knot after the transaction. In addition, under an amendment to the May Bridal Agreement dated November 11, 2003, so long as May Bridal owned more than 10% of the common stock or voting power of The Knot, May Bridal would have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders. May Bridal waived its right to acquire equity interests in connection with the sale of common stock by The Knot in November 2003.

On February 19, 2002, we also entered into an agreement (the “Media Services Agreement”) with May Company pursuant to which we jointly developed integrated marketing programs to promote and support those May Company department stores that offered wedding registry services. The Media Services Agreement, as amended, had an initial term of three years expiring in February 2005 and could be automatically extended for up to three additional one-year terms unless terminated by May Company. In November 2004 and 2005, the Media Services Agreement was automatically extended through February 2006 and February 2007, respectively.

May Bridal was merged into May Company in January 2005. Macy’s, formerly known as Federated Department Stores, Inc., acquired May Company through a merger effective August 30, 2005. Macy’s waived its right to acquire equity interests in connection with the sales of common stock by The Knot during the three months ended September 30, 2006. Macy’s elected to terminate the Media Services Agreement as of February 2007. For the year ended December 31, 2007, we recorded revenues under the Media Services Agreement in the amount of $68,000.

On June 5, 2006, we entered into an agreement with Macy’s (the “Macy’s Corporate Agreement”) ,which was effective on September 8, 2006, the date of the closing of our acquisition of WeddingChannel.com.  Pursuant to this agreement, for so long as it owns more than 5% of the outstanding common stock or voting power of The Knot, Macy’s shall have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders, as contemplated by the similar provision in the May Bridal Agreement. The Macy’s Corporate Agreement also provided that if its ownership percentage of the common stock or voting power of The Knot decreased below such level, Macy’s was to be entitled to designate one observer to attend the meetings of our Board of Directors for so long as the Old Registry Agreement remained in effect. For purposes of the Macy’s Corporate Agreement, the outstanding common stock or voting power of The Knot shall be based on the outstanding common stock or voting power of The Knot immediately following the closing of our acquisition of WeddingChannel.com and only sales or transfers (other than transfers to affiliates of Macy’s) of our common stock by Macy’s or any of its affiliates shall be taken into consideration in determining whether the 5% ownership level has been satisfied.

On October 3, 2006, Mr. Sachse was appointed to our Board of Directors, following the exercise by Macy’s of its right under the Macy’s Corporate Agreement and its selection of Mr. Sachse as its designee.  On April 11, 2007, Mr. Sachse resigned from our Board of Directors, but continued to attend board meetings thereafter as the designated observer of Macy’s, pursuant to a resolution approved by our Board of Directors granting Macy’s the right to designate one observer to attend board meetings in lieu of designating one representative to our Board of Directors.

In connection with the termination of the Old Registry Agreement, the Macy’s Corporate Agreement was amended on January 11, 2010 to provide that if Macy’s sells shares of our common stock owned by it and any such sale results in the termination of the right of Macy’s to nominate one representative to our Board of Directors pursuant to the Macy’s Corporate Agreement, Macy’s shall promptly notify us of such sale, and in any event within two business days of the transaction.

On April 30, 2008, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Macy’s. Pursuant to the Macy’s Corporate Agreement, Macy’s is entitled to certain rights to cause us to register its shares of our common stock for resale under the Securities Act of 1933, as amended. The Registration Rights Agreement is the definitive agreement with respect to these registration rights. Under the Registration Rights Agreement, the shares that are eligible for registration rights are those shares of our common stock that are restricted securities under the Securities Act, and owned by Macy’s and its affiliates as of the date of the Registration Rights Agreement (the “Registrable Securities”). Macy’s and any person or entity to whom Macy’s sells, transfers or assigns in the aggregate 10% or more of the Registrable Securities are entitled to registration rights under the Registration Rights Agreement (each, a “Holder”). At any time after the date of the Registration Rights Agreement that we are eligible to file a registration statement on Form S-3, a Holder owning at least 20% of the Registrable Securities has the right to demand that we file a registration statement on Form S-3, provided that the aggregate amount of securities to be sold under the registration statement on Form S-3 must be at least $10,000,000. We are obligated to file no more than one registration statement on Form S-3. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. If we register any securities for public sale, subject to certain exceptions, Holders have the right to include Registrable Securities in the registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, and The Knot to limit the number of shares included in any such registration under specified circumstances. We will pay all expenses relating to demand registrations and piggyback registrations, other than underwriting discounts and commissions. However, we will not pay for the expenses of any demand registration if the request is subsequently withdrawn by the Holders, subject to specified exceptions. Each of The Knot and the Holders and certain of their affiliates and representatives have certain rights to indemnification in connection with the registration of Registrable Securities. The registration rights for each Holder terminate on the earlier of (1) the date that all Registrable Securities held by such Holder may be sold in a single three-month period under the Securities and Exchange Commission’s Rule 144, or (2) the date on which there are no Holders owning Registrable Securities constituting at least 5% of our common stock outstanding as of the closing of our acquisition of WeddingChannel.com on September 8, 2006.

Macy’s has notified us of its demand under the Registration Rights Agreement to register for resale all 3,671,526 shares of our common stock owned by it on a Form S-3 registration statement.

B.        On February 18, 2010, the Compensation Committee of our Board of Directors approved the 2010 Management Incentive Plan for executive officers (the “Management Incentive Plan”). The Management Incentive Plan is not set forth in a written document.

Our executive officers are eligible for a cash bonus under the Management Incentive Plan based on our financial performance as well as certain individual objectives that may be applicable to an executive. The executive officers are assigned a target and maximum bonus opportunity, each expressed as a percentage of base salary. The target bonus opportunity for each of the executive officers is 33 1/3% of base salary if we achieve each financial performance goal at the target level. The maximum bonus opportunity ranges from 85% to 100% of base salary, depending on corporate title and responsibilities, if we achieve each financial performance goal at the maximum level.  For 2010, our financial performance goals consist of consolidated revenue and EBITDA targets. A formula determines the bonus eligibility amount depending on which of the financial performance goals are achieved and whether at the target or maximum level. In each case, the actual bonus payment may be less than the formula amount determined by financial performance, depending on whether and the extent to which individual performance objectives are achieved. If none of the financial performance goals are achieved at the target levels, no bonuses are payable under the Management Incentive Plan.

C.        As of February 18, 2010, Carley Roney and The Knot amended the Name and Likeness Licensing Agreement dated as of November 5, 2008, such that our obligation to pay Ms. Roney an annual fee under the agreement is changed to $10,000 per year, and our obligation to pay Ms. Roney an annual non-accountable talent expense allowance under the agreement is permanently suspended, in each case effective January 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: February 22, 2010	By:	/s/ JOHN P. MUELLER
John P. Mueller
Chief Financial Officer